Exhibit 10.33

                              PANAMSAT CORPORATION
                         Long-Term Stock Incentive Plan
                               Established in 1997



                                    ARTICLE I

                                     GENERAL

                  1.01.  Purpose.

                  The purposes of this Long-Term Stock Incentive Plan Established in 1997 (the "Plan") are to: (1) closely associate the interests of the employees, directors and independent contractors of PanAmSat Corporation and its subsidiaries (collectively referred to as the "Company") with the shareholders by reinforcing the relationship between participants' rewards and shareholder gains; (2) provide employees, directors and independent contractors with an equity ownership in the Company commensurate with Company performance, as reflected in increased shareholder value; (3) maintain competitive compensation levels; and (4) provide an incentive to management for continuous employment with the Company.

                  1.02.  Definitions.

                  For the purpose of this Plan the following definitions shall apply:

                  (a) "Cause" means: (1) the intentional and continuing refusal of a Recipient to perform the duties or services for which the Recipient is compensated by the Company, (2) the Recipient is convicted of, pleads guilty to, or pleads no contest to, any criminal offense which, in the good faith determination of the Committee, will result, or has resulted, in material pecuniary harm to the Company or material harm to the reputation of the Company or (3) the Recipient engages in an illegal or fraudulent act or acts which, in the good faith determination of the Committee, will result or has resulted, in material pecuniary harm to the Company or material harm to the reputation of the Company.

                  (b) "Disability" means any time during which the Recipient is unable substantially to discharge the responsibilities for which he is employed or, if not an


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         employee, to render the services for which the individual receives compensation from the Company by reason of physical illness or incapacity, whether arising out of sickness, accident or otherwise, and must be evidenced by the written determination of a qualified medical doctor acceptable to the Committee and the award Recipient (or in the event of the Recipient's incapacity to designate a doctor, the Recipient's legal representative), which determination shall specify the date on which the Disability commenced and that it has continued uninterrupted for at least 180 days.

                  (c) "Fair Market Value" as of any date and in respect of any share of Common Stock means the last trading price on such date or on the next business day, if such date is not a business day, of a share of Common Stock as reported by NASDAQ or the principal national securities exchange on which such shares are listed or admitted to trading provided that, if shares of Common Stock shall not have been traded on the NASDAQ or another principal national exchange for more than 10 days immediately preceding such date or if deemed appropriate by the Committee for any other reason, the fair market value of shares of Common Stock shall be as determined by the Committee in such other manner as it may deem appropriate. In no event shall the fair market value of any share of Common Stock be less than its par value.

                  (d) "Option" means a Nonqualified Stock Option or Incentive Stock Option.

                  (e) "Option Price" means the purchase price per share of Common Stock deliverable upon the exercise of a Nonqualified Stock Option or Incentive Stock Option.

                  (f) "Recipient" means any individual described in Section 1.04 hereof who has been granted an award of any type described in Section
         1.05 hereof.

                  1.03.  Administration.

                  (a) The Plan shall be administered by a committee of the Board of Directors of the Company (the "Committee") consisting of at least two persons. From and after the date (the "Registration Date") that the Company has a class of equity securities registered pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended (the "Act"),


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each such person shall be a "non-employee director" within the meaning of Rule
16(b)-3 under the Act and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

                  (b) Subject to the terms of the Plan, the Committee shall have the authority in its sole discretion and from time to time to:

                     (i) designate the employees or classes of employees and other service providers, including directors and independent contractors to participate in the Plan from among the class(es) specified in 1.04;

                    (ii) grant awards provided in the Plan in such form and amount as the Committee shall determine;

                   (iii) impose such limitations, restrictions and conditions upon any such award as the Committee shall deem appropriate (other than with respect to a Recipient's exercise rights expressly set forth in the Plan); and

                    (iv) interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

                  (c) No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiation for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

                  1.04.  Eligibility for Participation.

                  Participants in the Plan shall be selected by the Committee from among the executive officers, other employees, directors and independent contractors of the


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Company who have the capability of making a substantial contribution to the success of the Company. In making this selection and in determining the form and amount of awards, the Committee may consider any factors it deems relevant, including without limitation the individual's functions, responsibilities, value of services to the Company and past and potential contributions to the Company's profitability and sound growth.

                  1.05.  Types of Awards Under Plan.

                  Awards under the Plan may be in the form of any one or more of the following:

                  (i)   Nonqualified Stock Options, as described in Article II;

                 (ii)   Incentive Stock Options, as described in Article III;

                (iii)   Alternate Appreciation Rights, as described in Article
                        IV;

                 (iv) restricted stock, on such terms as the Committee may decide;

                  (v) performance units, on such terms as the Committee may decide; and

                 (vi) performance shares, on such terms as the Committee may decide.

                  1.06.  Aggregate Limitation on Awards.

                  (a) Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of common stock of the Company, par value of $.01 per share, ("Common Stock"). The maximum number of shares of Common Stock which may be issued under the Plan shall be 7,456,140 shares. The maximum number of shares of Common Stock which may be issued to any Recipient under the Plan shall be 2,000,000.

                  (b) Any shares of Common Stock subject to a Nonqualified Stock Option or Incentive Stock Option which for any reason is terminated unexercised or expires shall again be available for issuance under the Plan.


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

                  (c) During the period that any awards remain outstanding under the Plan, the Committee may make good faith adjustments with respect to the number of shares of Common Stock attributable to such awards for purposes of calculating the maximum number of shares of Common Stock available for the granting of future awards under the Plan.

                  1.07 Effect of Death, Disability, Retirement or Other Terminations of Employment on Recipients.

                  (a) Death or Disability of a Recipient: Upon the death or Disability of the Recipient during his employment with the Company (or, in the case of a non-employee, his performance of services for the Company), the Recipient may exercise any award which was exercisable on the date of death or Disability within one year of the termination due to death or Disability. After such one-year period, the award shall terminate. In the case of death, the award may be exercised by the Recipient's estate or by a person who acquires the right to exercise such award by bequest or inheritance or by reason of the death of the Recipient. In the case of Disability, the award may be exercised by the Recipient (or, if the participant is not capable, by his guardian or legal representative).

                  (b) Retirement of a Recipient or Termination of a Recipient Without Cause: Upon the termination of the employment of the Recipient by reason of retirement (or, in the case of a non-employee, upon the termination of services by reason of retirement) or upon the termination of the employment (or, in the case of a non-employee, the termination of services) of the Recipient by the Company without Cause, the Recipient may exercise any award which was exercisable on the date of termination of employment (or, in the case of a non-employee, the termination of services) within three months from the date of such termination of employment (or, in the case of a non-employee, the termination of services). After such three-month period, the award shall terminate.

                  (c) Termination for Other Reasons: Except as provided in paragraphs (a) and (b) above, upon the termination of the employment (or, in the case of a non-employee, termination of services) of the Recipient, all awards granted to the Recipient shall terminate.


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

                  1.08.  Effective Date and Term of Plan.

                  (a) The Plan shall become effective on the date it is adopted by the Committee, subject only to the approval by the affirmative vote of the holders of a majority of the Common Stock.

                  (b) No awards shall be made under the Plan after the tenth anniversary of the effective date of the Plan described in (a) above; provided, however, that the Plan and all awards made under the Plan prior to such date shall remain in effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards.


                                   ARTICLE II

                           NONQUALIFIED STOCK OPTIONS

                  2.01.  Award of Nonqualified Stock Options.

                  The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any participant in the Plan one or more options to purchase for cash or shares of Common Stock the number of shares of Common Stock ("Nonqualified Stock Options") allotted by the Committee. The date a Nonqualified Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a participant pursuant to the Plan.

                  2.02.  Nonqualified Stock Option Agreements.

                  The grant of a Nonqualified Stock Option shall be pursuant to a written Nonqualified Stock Option Agreement, executed by the Company and the holder of a Nonqualified Stock Option (the "optionee") in such form as the Committee may from time to time determine.


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                  2.03.  Nonqualified Stock Option Price.

                  The Option Price per share of Common Stock deliverable upon the exercise of a Nonqualified Stock Option shall be 100% of the Fair Market Value of a share of Common Stock on the date the Nonqualified Stock Option is granted.

                  2.04.  Manner of Payment.

                  Each Nonqualified Stock Option Agreement shall set forth the procedure governing the exercise of the Nonqualified Stock Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the optionee shall pay to the Company, in full, the Option price for such shares and the applicable withholding taxes with (a) cash, (b) previously owned Common Stock or (c) a combination of cash and previously owned Common Stock. In addition, each Nonqualified Stock Option Agreement shall permit the optionee to pay the Option Price and any related withholding taxes through a cashless exercise program established by the Company or the Committee with a broker.

                  2.05.  Manner of Delivery and Optionee Rights.

                  As soon as practicable after receipt of payment and applicable withholding taxes in connection with the exercise of a Nonqualified Stock Option, the Company shall deliver to the optionee a certificate or certificates for shares of Common Stock. The optionee shall become a shareholder of the Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder.

                  2.06.  Effect of Exercise.

                  The exercise of any Nonqualified Stock Option shall cancel that number of related Alternate Rights, if any, which is equal to the number of shares of Common Stock purchased pursuant to said Option.


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

                                   ARTICLE III

                             INCENTIVE STOCK OPTIONS

                  3.01.  Award of Incentive Stock Options.

                  The Committee may from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any Plan participant who is an employee meeting the requirements of Section 422 of the Internal Revenue Code one or more Incentive Stock Options (intended to qualify as such under the provisions of section 422 of the Code ("Incentive Stock Options")) to purchase for cash or shares of Common Stock the number of shares of Common Stock allotted by the Committee. The date an Incentive Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a participant pursuant to the Plan.

                  3.02.  Incentive Stock Option Agreements.

                  The grant of an Incentive Stock Option shall be pursuant to a written Incentive Stock Option Agreement, executed by the Company and the holder of an Incentive Stock Option in such form as the Committee may from time to time determine.

                  3.03.  Incentive Stock Option Price.

                  The Option Price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be 100% (110% in the case of a 10% shareholder, as provided by Section 422(b)(6) of the Code (a "Ten Percent Stockholder")) of the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted.

                  3.04.  Maximum Amount of Incentive Stock Option Grant.

                  To the extent that the aggregate Fair Market Value (determined on the date the Option is granted) of Common Stock subject to an Incentive Stock Option granted to an optionee by the Committee (or by the Company or any of its parent or subsidiary corporations under any other plans) which are exercisable for the first time during any calendar year exceeds $100,000, the portion of the Incentive Stock Option exceeding this $100,000 limitation shall be treated as a Nonqualified Stock Option.


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

                  3.05.  Applicability of Stock Options Sections.

                  Sections 2.04, Manner of Payment; 2.05, Manner of Delivery and Optionee Rights; and 2.06, Effect of Exercise, applicable to Nonqualified Stock Options, shall apply mutatis mutandis to Incentive Stock Options. Said Sections are incorporated by reference in this Article III as if fully set forth herein and as if the word "Incentive" were substituted for the word "Nonqualified."


                                   ARTICLE IV

                          ALTERNATE APPRECIATION RIGHTS

                  4.01.  Award of Alternate Rights.

                  Concurrently with the award of any Nonqualified Stock Option or Incentive Stock Option to purchase one or more shares of Common Stock, the Committee may, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to the optionee with respect to each share of Common Stock, a related alternate appreciation right ("Alternate Right"), permitting the optionee to be paid the appreciation on the shares underlying the Option in lieu of exercising the Option.

                  4.02.  Alternate Rights Agreement.

                  Alternate Rights shall be pursuant to written agreements in such form as the Committee may from time to time determine.

                  4.03.  Exercise.

                  An optionee who has been granted Alternate Rights may, from time to time, in lieu of the exercise of an equal number of Options, elect to exercise one or more Alternate Rights and thereby become entitled to receive from the Company payment, in Common Stock (and cash, in the case of fractional shares), for the number of shares of Common Stock determined pursuant to Sections 4.04 and 4.05. Unless otherwise set forth herein, Alternate Rights shall be exercisable only to the same extent and subject to the same conditions as the Options related thereto are exercisable, as provided in this Plan. The Committee may, in its discretion, prescribe additional conditions to the exercise of any Alternate Rights.


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

                  4.04.  Amount of Payment.

                  The amount of payment to which an optionee shall be entitled upon the exercise of each Alternate Right shall be equal to 100% of the amount, if any, by which the Fair Market Value of a share or shares of Common Stock related to said Alternate Right on the exercise date exceeds the Option price related to said Alternate Right.

                  4.05.  Form of Payment.

                  The number of shares (and fractional shares) to be paid shall be determined by dividing the amount of payment determined pursuant to Section
4.04 by the Fair Market Value of a share of Common Stock on the exercise date of such Alternate Rights. As soon as practicable after exercise and payment to the Company of applicable withholding taxes, the Company shall deliver to the optionee a certificate or certificates for such shares of Common Stock.


                                    ARTICLE V

                                  MISCELLANEOUS

                  5.01.  General Restriction.

                  Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the grantee of an award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, the Committee may elect, in its sole discretion, not to consummate the award in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

                  5.02.  Non-Assignability.

                  No award under the Plan shall be assignable or transferable by the Recipient thereof, except by will or by the laws of descent and distribution, unless the Committee


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shall elect to permit such an assignment or transfer in its sole discretion.
During the life of the Recipient, such award shall be exercisable only by such person or by such person's guardian or legal representative.

                  5.03.  Withholding Taxes.

                  Whenever the Company proposes or is required to issue or transfer shares of Common Stock or other property under the Plan, the Company shall require the grantee to remit to the Company an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements relating to such issue or transfer prior to the delivery of any certificate or certificates for such shares or such other property. Alternatively, in the discretion of the Committee, the Company may issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

                  5.04.  Right to Terminate Employment.

                  Nothing in the Plan or in any agreement entered into pursuant to the Plan shall: (i) confer upon any participant the right to continue in the employment of the Company (ii) affect any right which the Company may have to terminate the employment of such participant, or (iii) in the case of a service provider, confer on them the right to continue to provide services to the Company.

                  5.05.  Non-Uniform Determinations.

                  The Committee's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

                  5.06.  Rights as a Shareholder.

                  The Recipient shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.


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                  5.07.  Leaves of Absence.

                  The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the Recipient of any award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine
(i) whether or not any such leave of absence shall constitute a termination of employment, or the termination of an arrangement to provide services, within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any Recipient who takes such leave of absence.

                  5.08.  Newly Eligible Employees.

                  The Committee shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of any employee or service provider who becomes eligible to participate in the Plan or any portion thereof after the commencement of an award or incentive period.

                  5.09.  Adjustments.

                  In any event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee may appropriately adjust the number of shares of Common Stock which may be issued under the Plan, the maximum number of shares in respect of which options or other awards may be granted to any individual during the term of the Plan, the number of shares of Common Stock subject to Options theretofore granted under the Plan, the Option price of Options theretofore granted under the Plan, and any and all other matters deemed appropriate by the Committee.

                  5.10.  Amendment of the Plan.

                  (a) The Committee may, without further action by the shareholders and without receiving further consideration from the participants, amend this Plan or condition or modify awards under this Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.


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                  (b) The Committee may at any time and from time to time
terminate or modify or amend the Plan in any respect, except that, from and after the Registration Date, the Committee may not (i) increase the maximum number of shares of Common Stock which may be issued under the Plan (other than increases pursuant to Section 5.09), (ii) extend the period during which any award may be granted or exercised, or (iii) extend the term of the Plan, without shareholder approval. The termination or any modification or amendment of the Plan shall not, without the consent of a participant, adversely affect his or her rights under an award previously granted to him or her.


                                   ARTICLE VI

                           NON-EXCLUSIVITY OF THE PLAN

                  The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.


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